Exhibit 10.2

RENEWAL, EXTENSION AND/OR MODIFICATION AND RELEASE AGREEMENT FOR COMMERCIAL LOANS
[FOR USE WITH INTERNATIONAL BANK OF COMMERCE ORIGINATED LOANS]	International Bank of Commerce

Principal	Effective Date	Maturity	Loan Number	Officer	Initial
$6,000,000.00	7/29/2022	7/29/2024	1602937869	Kenneth Skillman

Borrower(s):	Greystone Logistics, Inc.	Lender:	International Bank of Commerce
Greystone Manufacturing, L.L.C.

This Renewal, Extension And/Or Modification Agreement (“Agreement”) is executed this 07/29/2022 to be effective as of the 29th day of July, 2022 (the “Effective Date”) by Greystone Logistics, Inc. and Greystone Manufacturing, L.L.C. (hereinafter referred to as “Borrower,” whether one or more), and International Bank of Commerce (hereinafter referred to as “Lender” or “Beneficiary”), a Oklahoma state-chartered banking association, 3817 NW Expressway, Suite 100, Oklahoma City, Oklahoma 73112.

WITNESSETH

WHEREAS, Lender has made a loan (the “Loan”) evidenced by a Real Estate Lien Note/Promissory Note (the “Note”) dated January 10, 2018 in the original principal amount of $3,000,000.00 executed by Greystone Logistics, Inc. and Greystone Manufacturing, L.L.C., payable to the order of Lender, said Note being secured by a contractual lien (a Mechanic’s And Materialman’s Lien Contract, Deed Of Trust and/or other) (the “Deed Of Trust”), , creating a lien against the following described real property (the “Property”):

2601 Shoreline Drive, Bettendorf, Iowa 52722, and Parcel No. 842407303: Lot Three (3), Riverside Development Park Fifth Addition to the City of Bettendorf, Iowa; and

2600 Shoreline Drive, Bettendorf, Iowa 52722, and Parcel No. 842405302: Lot Two (2), Riverside Development Park Third Addition to the City of Bettendorf, Scott County, Iowa

WHEREAS, the Note, the Deed Of Trust, and every other document and instrument which has been executed in connection with, as evidence of, or as security for, the Loan (herein collectively called the “Loan Documents”) are hereby incorporated herein by reference for all purposes to the same extent as if they were set forth herein verbatim;

WHEREAS, the Property is, and continues to be, subject to the liens securing the Loan, including the Deed Of Trust liens; WHEREAS, Lender is the holder, owner and possessor of the Loan and the Loan Documents;

WHEREAS, Borrower has requested, and the Lender has agreed, to modify certain terms of the Loan Documents, which mod- ifications are set forth below:

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consid- eration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the terms, covenants and agreements contained in the Loan Documents and in this Agreement, Lender and Borrower hereby agree as follows:

1. The unpaid principal balance of the Note as of the Effective Date is $3,700,000.00 (the “Principal Balance”). The line of credit is increased from $4,000,000.00 to $6,000,000.00.

2. Borrower promises to pay to the order of Lender, at Lender’s address as set forth on page 1 hereof or such other address as Lender may specify from time to time, the Principal Balance of the Note, together with all interest as it accrues thereon, as follows:

The interest rate shall be floating at 0.5% per annum above the New York Prime Rate (Prime Rate) (as described below) as it fluctuates from time to time; provided, however, that in no event shall the rate of interest to be paid on the unpaid principal of this Note be less than 4.50% per annum, nor more than the maximum legal rate allowed by applicable law. The starting interest rate on this Note shall be 5.25% per annum. The rate of interest due hereunder shall be recomputed as of the date of any change in the Prime Rate.

The NEW YORK PRIME RATE shall mean the annual lending rate of interest announced from time to time by the JP Morgan Chase & Co., New York, New York, as its prime rate. If the New York Prime Rate has been selected as the Prime Rate and if, thereafter, a prime rate is not announced by JP Morgan Chase & Co., New York, New York, then the International Bank of Commerce Prime Rate minus one percent (1%) shall be the Prime Rate.

The INTERNATIONAL BANK OF COMMERCE PRIME RATE shall mean the annual lending rate of interest announced from time to time by International Bank of Commerce, as its prime rate.

Use of the term Prime Rate is not to be construed as a warranty or representation that such rate is more favorable than another rate or index, that rates on other loans or credit facilities may not be based on other indices or that rates on loans to others may not be made below such prime rate.

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At Lenders sole discretion, any interest rate increase will take the form of higher periodic payments, a greater balloon payment (if applicable), and/or an increase in the number of periodic payments. The periodic payment amount will not increase more than once per month, with no limitation on such increase. Any new periodic payment amount will be due and payable only after timely and proper notice of such new payment amount from Lender. This paragraph is inapplicable if the maturity of the outstanding indebtedness under this Note is accelerated and/or demanded in full.

1. Note. This Note is a multiple advance revolving line of credit for the Borrower as provided herein and in some of the other Loan Documents. The term Loan Documents means, collectively, this Note and any other document or instrument executed in connection with this Note by Borrower, any guarantor of this Note, and any party pledging property as security for the repayment of this Note (Pledgor).

2. Principal and Interest. The principal of this Note represents funds which Lender may advance to Borrower from time to time upon request of Borrower pursuant to the terms of the Loan Documents. Any part of the principal may be repaid by Borrower and thereafter reborrowed, subject to the conditions set out below. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance.

3. Advances. The advances of principal shall be made pursuant to and subject to the terms and conditions hereof and of the other Loan Documents and agreements between the parties, and if and only if (i) all conditions precedent to an advance have been fulfilled, (ii) there has been no Event of Default which is continuing, and (iii) the aggregate amount of the outstanding unpaid principal on this Note, plus the amount of any and all pending requests for an advance, plus the amount of any and all advances in process, plus the amount of any and all advances that have been authorized, plus all accrued and unpaid interest and accrued and unpaid late charges, and plus any amounts advanced by Lender on Borrower’s behalf, does not exceed the original principal balance of this Note. Borrower may, at any time, and from time to time, pay the outstanding unpaid balance of this Note, or a portion thereof, and all accrued and unpaid interest due. The revolving feature of this Note expires on, and no additional advances of principal will be made after, Final Maturity.

4. Continuation of Lien. Lender and Borrower contemplate that by reason of payments of this Note, there may be times when no indebtedness is owing on this Note, but notwithstanding such occurrences, this Note, all liens securing this Note, and the other Loan Documents shall remain in full force and effect unless same be released in writing by Lender, at the request of Borrower or the Pledgor of the property subject to the lien or liens; otherwise this Note and the other Loan Documents and all liens securing same shall remain in full force and effect to secure any and all advances, and any other indebtedness of Borrower, regardless of any additional security that may be taken as collateral for the repayment of any future indebtedness, and shall be unaffected by any renewals, extensions, rearrangements, modifications and/or partial releases hereunder.

Interest shall be calculated on a 360-day factor applied on a 365 day year, or a 366-day year, in the event that the year is a leap year, on the outstanding unpaid principal to the date of each installment paid; provided, however, that in the event the interest rate reaches the maximum rate allowed by applicable law, said maximum rate shall be computed on a full calendar year 365/365 days basis or on a 366/366 days basis, in the event that the year is a leap year. It is the intention of both Lender and Borrower that the interest charged, collected and/or herein contracted for will not exceed the maximum rate allowed by law.

To the extent allowed by law, all matured unpaid amounts will bear interest computed on a full calendar year 365/365 days basis or on a 366/366 days basis, in the event that the year is a leap year, at the maximum legal rate allowed by applicable state law, unless federal law allows a higher interest rate, in which case Borrower agrees to pay the rate allowed by federal law. If applicable state or federal law does not set a maximum rate of interest for matured unpaid amounts, then Borrower agrees that the maximum rate for such amounts shall be eighteen percent (18%) per annum.

The indebtedness evidenced by the Note was evaluated, analyzed and ultimately priced based upon (i) Borrower’s representation that it would establish and maintain its primary deposit relationship with lender, and/or (ii) the entire relationship between Borrower and Lender. Therefore, (i) if Borrower’s primary deposit relationship is not established and maintained with Lender, and/or (ii) there is a material negative change in the deposit relationships between Borrower and Lender, then Lender, in its sole and absolute discretion, may, after ninety (90) days notice, increase the interest rate charged in connection with this credit facility by up to 2% above the interest rate set forth above, as it may float from time to time.

In the event that a tax lien with respect to the Property is transferred without the express prior written consent of Lender in violation of the provisions of the Deed of Trust, Lender may, in its sole and absolute discretion, increase the interest rate charged in connection with this credit facility by up to 2% above the interest rate as set forth above, as it may float from time to time. The effective date of such increase will be at Lender’s sole discretion; provided that the effective date will not be prior to the date the tax lien is transferred.

If Lender elects to initiate the rate increase described above in the event of a tax lien transfer, such action shall not constitute an election of remedies and Lender may at any time exercise any and all other remedies available to Lender under the Note, the Deed of Trust, and/or any other instrument securing the Note (or that otherwise might be available at law or in equity), including, without limitation, charging interest on the Note at the default rate herein set forth, accelerating the maturity of the Note, and proceeding with foreclosure under the Deed of Trust of any other instrument securing the repayment of the Note, all at Lender’s sole and absolute discretion.

To the extent allowed by law, as the late payment charge under this Agreement, Lender may in its sole discretion either (i) increase the interest on the principal portion of any payment amount that is not received by the payment due date to the maximum rate allowed by law, computed on a full calendar year basis from the payment due date until paid, or (ii) should any payment be more than ten (10) days late, assess Borrower a one time “late charge” per late payment equal to five percent (5%) of the amount of the past due principal and interest of such payment, with a minimum of $10.00 and a maximum of $1,500.00 per late payment. The “late charge” may be assessed without notice, and shall be immediately due and payable. No late charge will be assessed on any payment which is current and is a full payment of principal and/or interest then due regardless of whether late charge(s) are due for any prior payments.

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Notwithstanding anything contained herein to the contrary, if the Loan is subject to the provisions of 24 Code of Federal Regulations Part 201 (Title 1 Property Improvement and Manufactured Home Loans), then the late charge provisions of this paragraph shall be applicable to the exclusion of any other late charge and/or default interest provisions in any instrument relating to any past due installment of principal and/or interest due under this Note. Borrower agrees to pay to Lender a late charge for installments of principal and interest which are in arrears for fifteen (15) calendar days or more. The late charge shall be in an amount equal to the lesser of: (a) five percent (5%) of each late installment of principal and interest, up to a maximum of $10.00 per installment for any property improvement loan and $15.00 per installment for any manufactured home loan, or (b) the maximum amount permitted by applicable federal or state law. The sum of such late charges plus the interest charged under this Note and other charges deemed interest by law shall be limited to the maximum non-usurious amount permitted by applicable federal or state law. This paragraph is inapplicable if the outstanding indebtedness under the Note is accelerated and/or demanded in full.

The Principal Balance of the Note as hereby renewed and extended and all accrued and unpaid interest at the rates set forth above are payable, effective as of the date of this Agreement, as follows:

NUMBER OF PAYMENTS	FREQUENCY AMOUNT OF PAYMENTS		WHEN PAYMENTS ARE DUE

23	Monthly	Interest Only	Beginning August 29, 2022
1	Final	Principal balance plus accrued and unpaid interest	At Final Maturity

Final Maturity Date: July 29, 2024

Any outstanding and unpaid principal, all accrued and unpaid interest, all accrued and unpaid late charges and/or other fees and/or charges incurred by, or on behalf of, Borrower in connection with this Agreement which remain due and owing on the Final Maturity Date are due and payable on such date.

Each payment shall be applied as of its scheduled due date and in the order of application as the Lender in its sole discretion may from time to time elect.

Lender may, at its discretion, adjust the amount of the periodic payments described above to ensure that the remaining payments will fully amortize the unpaid principal by the Final Maturity Date, or, if the payment schedule provides for a Balloon Payment (as hereinafter defined), Lender may adjust the amounts of remaining periodic payments so that the Agreed Amortization Amount (as hereinafter defined) will not be reduced. As used herein, (i) the term “Balloon Payment” means a payment of principal (together with any accrued unpaid interest) required on the Final Maturity Date when the scheduled periodic payments do not fully amortize the principal hereof by the Final Maturity Date, and (ii) the term “Agreed Amortization Amount” means the amount of principal that will be repaid prior to the Final Maturity Date assuming all initially scheduled payments are made in a timely manner and the interest rate in effect on the date hereof does not change. Any new monthly payment will be paid from the first monthly payment date after the change date until the amount of the monthly payment changes again. Any new monthly payment amount will be paid from the first monthly payment date after the change date until the amount of the monthly payment changes again.

THIS AGREEMENT HAS A BALLOON PAYMENT PROVISION.

THE LOAN IS PAYABLE IN FULL ON THE FINAL MATURITY DATE SET FORTH HEREIN IF NO PRIOR DEMAND HAS BEEN MADE. ON THE FINAL MATURITY DATE YOU MUST REPAY THE ENTIRE OUTSTANDING PRINCIPAL BALANCE, ALL ACCRUED AND UNPAID INTEREST AND ALL ACCRUED AND UNPAID LATE CHARGES AND/OR OTHER FEES AND/OR CHARGES INCURRED BY, OR ON BEHALF OF, BORROWER IN CONNECTION WITH THIS LOAN WHICH REMAIN UNPAID. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE INDEBTEDNESS AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THIS LENDER, WHICH AGREES TO LEND YOU THE MONEY TO REFINANCE. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN, EVEN IF YOU OBTAIN REFINANCING FROM THIS LENDER.

THIS AGREEMENT HAS THE FOLLOWING DEMAND FEATURES:

At any time, and from time to time, whether or not prior to and/or during said schedule payment dates, Lender may, in its sole and absolute discretion, reschedule, rearrange and/or accelerate, in whole or in part, the outstanding and unpaid principal balance, all accrued and unpaid interest and all accrued and unpaid late charges under the Loan. Borrower agrees and promises to pay Lender all accelerated unpaid principal, all accrued and unpaid interest on such principal and all accrued and unpaid late charges and/or other fees or charges. No notice of intent to accelerate shall be required of Lender and Borrower expressly waives any right to notice of Lender’s intent to accelerate. The foregoing right to make demand for immediate payment of the Loan, in whole or in part, may be exercised by Lender for any reason whatsoever, whether or not Borrower is in default hereunder, and in advance of the Final Maturity Date.

The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Agreement:

(a) Borrower fails to pay any of the indebtedness evidenced by this Agreement when the same shall become due and payable; or

(b) Borrower or Grantors (i) fail to perform any of their other obligations under this Agreement or the Loan Documents, or any other event of default or breach occurs under this Agreement or the Loan Documents, or (ii) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, fails to perform any of their obligations under any other promissory note, security agreement, loan agreement or other agreement between Lender and Borrower and/or Grantors or any other event of default or breach occurs thereunder; or

(c) any (i) statement, representation or warranty made by Borrower or Grantors in this Agreement, the Loan Documents, or in any other agreement between Lender and Borrower and/or Grantors, or (ii) any information contained in any financial statement or other document delivered to Lender by or on behalf of Borrower and/or Grantors contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, representation or warranty therein not misleading in light of the circumstances in which they were made; or

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(d) Borrower: (i) dies or becomes physically or mentally incapacitated; or (ii) in the case of a Borrower who is not a natural person, dissolves, terminates or in any other way ceases to legally exist or has its entity powers or privileges suspended or revoked for any reason; or (iii) makes an assignment for the benefit of creditors, or enters into any composition, marshalling of assets or similar arrangement in respect of its creditors generally; or (iv) becomes insolvent or generally does not pay its debts as such debts become due; or (v) conceals, removes, or permits to be concealed or removed, any part of Borrower’s property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of Borrower’s property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of Borrower’s property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(e) a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Borrower for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or

(f) an order (i) for relief as to Borrower is granted under Title 11 of the United States Code or any similar law, or (ii) declaring Borrower to be incompetent is entered by any court; or

(g) Borrower files any pleading seeking, or authorizes or consents to, any appointment or order described in subsections (e) or (f) of this paragraph above, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or

(h) application is made for or there is an enforcement of any lien, levy, seizure, garnishment or attachment of any property of the Borrower for the purposes of collecting a lawful debt; or

(i) any action or proceeding seeking any appointment or order described in subsections (e) or (f) of this paragraph above is commenced without the authority or consent of Borrower, and is not dismissed within thirty (30) days after its commencement; or

(j) Borrower shall become involved (whether as plaintiff or defendant) in any material litigation (including, without limitation, matrimonial litigation) or arbitral or regulatory proceedings that, if determined adversely to Borrower, could materially and adversely affect Borrower’s financial position, or could affect Borrower’s ability to repay the indebtedness evidenced by this Agreement, or could adversely affect the Property or the Collateral or any portion thereof or Lender’s lien or security interest therein; or

(k) Borrower, in Lender’s opinion, has suffered a material change in financial condition which, in Lender’s opinion, impairs the ability of Borrower to repay the Indebtedness or to properly perform Borrower’s obligations under this Agreement or the Loan Documents; or

(l) any of the events or conditions described in subsections (d) through (k) of this paragraph above happen to, by or with respect to any of the Grantors or any pledgor of the Collateral or to any guarantor or other Obligor of the Loan; or

(m) Lender believes, as a result of any material change in condition whether or not described herein, that Lender will be adversely affected, that the Indebtedness is inadequately secured, or that the prospect of payment of any of the Indebtedness or performance of any of Borrower’s and/or Grantors’ obligations under this Agreement or the Loan Documents is impaired, or

(n) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, as to each Borrower and each of the Grantors with regard to any other credit facility with any other lender, any monetary default and/or any non-monetary default occurs which results in acceleration of the indebtedness by any such other lender; and each Borrower and each of the Grantors agrees to notify Lender of any such default within fifteen (15) days after the occurrence of the default.

(o) the Property or the Collateral (as hereinafter defined), or any portion thereof, is sold, conveyed, or otherwise disposed of without the prior written consent of the Lender, or there occurs any levy, seizure or attachment thereof or thereon; or

(p) the Property or the Collateral becomes, in the judgment of Lender, unsatisfactory or insufficient in character or value; or

(q) Borrower or Grantors, or any of them, fail to timely deliver any and all financial statements, income tax returns, inventory reports, cash flow information, balance sheets, accounts receivable reports, or any other business, tax or financial information requested by Beneficiary.

Upon the occurrence of an Event of Default, Lender may, at its option, without notice to Borrower or any other Obligor except as otherwise expressly agreed by Lender in writing, declare the following amounts (or any portion thereof) at once due and payable (and upon such declaration, the same shall be at once immediately due and payable and may be collected forthwith), whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity: (i) the remaining unpaid principal balance of this Note outstanding, (ii) the accrued and unpaid interest under this Note, (iii) the accrued and unpaid late charges under this Note, (iv) any Swap Related Loss Lender is entitled to collect as hereinafter provided, (v) all other sums advanced or otherwise payable under this Note or any other Loan Document and owed by Borrower to Lender and all interest thereon, and (vi) any other indebtedness of Obligor the repayment of which is secured by one or more of the Loan Documents

As used in this Agreement, (i) the term “Collateral” means all real property and personal property securing the repayment of the Loan as provided in the Deed Of Trust, (ii) the term “Grantors” means the grantor(s) of the Deed Of Trust, and (iii) the term “Indebtedness” means all indebtedness the repayment of which is secured by the Deed Of Trust according to its terms and the terms of this Agreement. If Borrower and Grantors are not the same, the terms “Grantors” and “Borrower” as used herein each mean and include, collectively the Grantors of the Deed Of Trust and the Borrower identified in the introductory paragraph hereof.

Borrower shall be obligated to repay only that portion of the principal amount of the Loan which has actually been advanced and not repaid, and interest shall accrue on the unpaid outstanding principal balance from the date of the advance until paid.

In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the Loan.

IN THE EVENT ANY PROVISION CONTAINED IN THIS AGREEMENT SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH PROVISION SHALL NOT AFFECT THE VALIDITY OF ANY OTHER TERMS OR PROVISIONS HEREOF.

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THE PARTIES INTEND TO CONFORM STRICTLY TO THE APPLICABLE FEDERAL, STATE, AND LOCAL LAWS AS NOW OR HEREAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION. ALL AGREEMENTS BETWEEN BORROWER AND LENDER (OR ANY OTHER PARTY LIABLE WITH RESPECT TO ANY INDEBTEDNESS UNDER THE LOAN DOCUMENTS) ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IF FROM A CONSTRUCTION OF ANY DOCUMENT RELATED TO ANY AGREEMENT BETWEEN BORROWER AND LENDER (OR ANY OTHER PARTY LIABLE WITH RESPECT TO ANY INDEBTEDNESS UNDER THE LOAN DOCUMENTS), ANY TERM(S) OR PROVISION(S) OF THE DOCUMENT IS IN CONFLICT WITH, OR IN VIOLATION OF, APPLICABLE LAWS, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH DOCUMENT SHALL BE AUTOMATICALLY REFORMED AS TO COMPLY WITH APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT. IN THE EVENT ANY TERM(S) OR PRO- VISION(S) CONTAINED IN THIS DOCUMENT ARE, OR ARE FOUND TO BE INVALID AND/OR UNENFORCEABLE, THE REMAINING TERMS AND PROVISIONS OF THIS DOCUMENT SHALL NOT BE AFFECTED THEREBY AND SHALL IN ALL RESPECTS REMAIN IN FULL FORCE AND EFFECT.

BORROWER, ENDORSERS, SURETIES, GUARANTORS AND ALL PERSONS TO BECOME LIABLE ON THE LOAN (THE “OBLIGORS”) HEREBY, JOINTLY AND SEVERALLY, WAIVE EXPRESSLY ALL NOTICES OF OVERDUE INSTALLMENT PAYMENTS, AND DEMANDS FOR PAYMENT THEREOF, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACTUAL ACCELERATION OF MATURITY, PRESENTMENT, DEMAND FOR PAYMENT, NOTICES OF DIS- HONOR, PROTEST, NOTICES OF PROTEST, AND DILIGENCE IN COLLECTION HEREOF. EACH OBLIGOR AGREES THAT THE LENDER MAY AT ANY TIME, AND FROM TIME TO TIME, UPON REQUEST OF OR BY AGREEMENT WITH ANY OF THEM, RENEW THE LOAN AND/OR EXTEND THE DATE OF MATURITY HEREOF OR CHANGE AND/OR REARRANGE THE TIME OR METHOD OF PAYMENTS WITHOUT NOTICE TO ANY OF THE OTHER OBLIGORS WHO SHALL REMAIN LIABLE FOR THE PAYMENT HEREOF. OBLIGORS WAIVE EXPRESSLY THE LATE FILING OF ANY SUIT OR CAUSE OF ACTION ON THE LOAN, OR ANY DELAY IN THE HANDLING OF ANY COLLATERAL. OBLIGORS AGREE THAT LENDER’S ACCEPTANCE OF PARTIAL OR DELINQUENT PAYMENTS OR FAILURE OF LENDER TO EXERCISE ANY RIGHT OR REMEDY CONTAINED HEREIN OR IN THE LOAN DOCUMENTS SHALL NOT BE A WAIVER OF ANY OBLIGATION OF THE OBLIGORS OR CONSTITUTE A WAIVER OF ANY PRIOR OR SUBSEQUENT DEFAULT. LENDER MAY REMEDY ANY DEFAULT WITHOUT WAIVING THE DEFAULT REMEDIED AND MAY WAIVE ANY DEFAULT WITHOUT WAIVING ANY OTHER PRIOR OR SUBSEQUENT DEFAULT.

BORROWER AND LENDER INTEND THAT THE LOAN SHALL BE IN STRICT COMPLIANCE WITH APPLICABLE USURY LAWS. IF AT ANY TIME ANY INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE LOAN WOULD BE USURIOUS UNDER APPLICABLE LAW, THEN REGARDLESS OF THE PROVISIONS OF THIS AGREEMENT OR THE LOAN DOCUMENTS OR ANY ACTION OR EVENT (INCLUDING, WITHOUT LIMITATION, PREPAYMENT OF PRINCIPAL OR ACCELERATION OF MATURITY BY LENDER) WHICH MAY OCCUR WITH RESPECT TO THIS AGREEMENT OR THE LOAN, IT IS AGREED THAT ALL SUMS DETERMINED TO BE USURIOUS SHALL BE IMMEDIATELY CREDITED BY LENDER AS A PAYMENT OF PRINCIPAL HEREUNDER, OR IF THE LOAN HAS ALREADY BEEN PAID, IMMEDIATELY REFUNDED TO THE BORROWER. ALL COMPENSATION WHICH CONSTITUTES INTEREST UNDER APPLICABLE LAW IN CONNECTION WITH THE LOAN SHALL BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD OVER THE FULL PERIOD OF TIME ANY INDEBTEDNESS IS OWING BY BORROWER, TO THE GREATEST EXTENT PERMISSIBLE WITHOUT EXCEEDING THE APPLICABLE MAXIMUM RATE ALLOWED BY APPLICABLE LAW IN EFFECT FROM TIME TO TIME DURING SUCH PERIOD.

To the extent allowed by law, as security for the Loan, and all other indebtedness which may at any time be owing by the Borrower (and any endorsers or guarantors hereof) to Lender, Borrower (and any endorsers and/or guarantors hereof) grant to Lender (i) a security interest and contractual lien in and to all of Borrower’s (and any such endorser’s and/or guarantor’s) collateral securing other indebtedness of Borrower ( or of any such endorsers and/or guarantors) to Lender, and (ii) a security interest, contractual right of set-off in and to all of the Borrower’s (and any such endorser’s and/or guarantor’s) repurchase agreement(s) and other non-deposit obligation(s), money, credits, accounts and/or other property now in, or at any time hereinafter coming within, the custody or control of Lender or any member bank or branch bank of International BancShares Corporation, whether held in a general or special account or deposit, or for safekeeping or otherwise, excluding, however, all IRA, KEOGH and trust accounts upon which the grant of security interest or right of set-off would be prohibited. Each such security interest, lien and right of set-off may be exercised without demand or notice to Borrower (and any endorsers and/or guarantors hereof). No security interest, lien or right of set-off shall be deemed to have been waived by any act or conduct on the part of Lender, or any failure to exercise such right of set-off or to enforce such security interest or lien, or by any delay in so doing. Each such right of set-off, lien and security interest shall continue in full force and effect until such right of set-off or security interest is specifically waived or released by an instrument in writing executed by Lender. The foregoing provisions of this paragraph are in addition to and not in lieu of any rights of set-off allowed by law.

The Guarantors, if any, of the Loan, hereby agree and consent to all of the matters contained in this Agreement and agree (i) that the liability of any Guarantor under any guaranty agreement executed in connection with the Loan or the indebtedness of Borrower shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery hereof by the parties hereto, and (ii) that any guaranty agreement executed by any Guarantor is and shall remain in full force and effect and is and shall remain enforceable against each Guarantor in accordance with its terms.

To the extent allowed by law, in connection with any transaction between Borrower and Lender at any time in the past, present or future, and in the event Borrower, individually or jointly with others, has granted or grants Lender a lien on any real and/or personal property, Borrower agrees that the lien on such real and/or personal property, to the extent of Borrower’s interest therein, shall also secure the indebtedness of Borrower to Lender evidenced by the Note and all renewals, extensions, rearrangements and modifications thereof. This paragraph is inapplicable to a homestead and/or homestead equity loan.

In the event any legal action or proceeding, by arbitration or otherwise, is commenced in connection with the enforcement of, or declaration of rights under the Note or this Agreement and/or any instrument or written agreement required or delivered under, in connection with or pursuant to the terms of the Note or this Agreement, and/or any controversy or claim, whether sounding in contract, tort or statute, legal or equitable, involving in any way the financing or the transaction(s), which are the subject of this Agreement, or any other proposed or actual loan or extension of credit, the prevailing party shall be entitled to recover reasonable and necessary attorney’s fees, paralegal costs (including allocated costs for in-house legal services), costs, expenses, expert witness fees and costs, and other necessary disbursements made in connection with any such action or proceeding, in the amount determined by the fact-finder. Said attorney’s fees and costs of collection, once liquidated and paid by Lender and to the extent allowed by law, will bear interest at the rate of interest applied to the matured and past due principal balance of the Loan as such rate may change from time to time from the date advanced by Lender until repaid.

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Lender, in its sole discretion and without obligation on Lender to do so, may advance and pay sums on behalf and for the benefit of Borrower for costs necessary for the protection and preservation of the Property and any other collateral (including without limitation the Collateral securing the Loan and other costs that may be appropriate, in Lender’s sole discretion, including but not limited to insurance premiums (including single interest insurance, which provides protection only for Lender), ad valorem taxes, and attorney’s fees. Any sums which may be so paid by Lender and all sums paid for insurance premiums, as aforesaid, including the costs, expenses and attorney’s fees paid in any suit affecting the Property, shall, to the extent allowed by law, bear interest from the dates of such payments at the contractual interest rate applied to the pre-maturity principal balance of the Loan and shall be paid by Borrower to Lender upon demand, at the same place at which the Loan is payable, and shall be deemed a part of the Loan and recoverable as such in all aspects, and secured by the Deed Of Trust lien on the Property.

Subject to the provisions of this Agreement pertaining to Swap Transactions as hereinafter set out, Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of the Loan without penalty, and interest shall immediately cease on any amount so prepaid. All prepayments shall be applied to the last maturing installments of principal, without interrupting the regular installment payments. Borrower will provide Lender written notice of any prepayment of principal together with such prepayment.

Any assumption of the Loan, if permitted by Lender, by any other person, partnership, corporation, organization or any other entity without an express written release signed by Lender, shall not release the liability of Borrower or any other Obligor for the payment of the Loan.

If Borrower is a partnership, Borrower and Lender hereby expressly acknowledge and agree that in the event of a default under the Note or under any document executed by Borrower in connection with, or to secure the payment of, the Note (1) Lender shall not be required to comply with Article 6132b-3.05(d) of the Texas Revised Partnership Act or Subsection 152.306 of the Texas Business Organizations Code, if applicable, and (2) Lender shall not be required to proceed against or exhaust the assets of Borrower before pursuing any remedy directly against one or more of the partners of Borrower or the property of such partners.

If Borrower is an entity formed under and/or governed by the Texas Business Organizations Code (“BOC”) the following shall apply: (i) Notice to known claimants under BOC Section 11.052(a)(2) [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas] shall not be effective with respect to Lender unless it is delivered by certified mail, return receipt requested and addressed to Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 within thirty (30) days following the occurrence of the event requiring the winding up of Borrower, (ii) to the extent allowed by applicable law, Borrower agrees that BOC Section 11.359 [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas] shall have no force or effect on the existence or validity of the indebtedness evidenced by the Loan Documents and Borrower hereby waives all rights under said statutory provision, and (iii) in the event any portion of the indebtedness evidenced by the Loan Documents shall be deemed to be extinguished pursuant to the provisions of BOC Section 11.359 [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas], such extinguishment shall have no effect on the existence, validity, or enforceability of the Loan Documents other than Lender’s ability to obtain a judgment against Borrower for repayment of the extinguished portion of such indebtedness.

Borrower hereby reaffirms to Lender each of the representations, warranties, covenants, and agreements of Borrower set forth in the Loan Documents, with the same force and effect as if each were separately stated herein and made as of the date hereof.

Except as expressly modified hereby, Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms, and agrees that the Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise of Borrower, or rights of set-off of Borrower whatsoever with respect to any of the aforementioned instruments or documents, and Borrower further acknowledges and represents that no event has occurred and no condition exists which could constitute a default or event of default under the Loan Documents, or this Agreement, either with or without notice or lapse of time, or both.

In consideration of the Lender’s agreements as provided herein, each of the undersigned parties hereby releases, acquits, waives and forever discharges Lender, its partners, affiliates, subsidiaries and related parties and their respective directors, officers, employees, agents, predecessors, successors, assigns, attorneys, and representatives (collectively the “Lender Parties”) from any and all claims, demands, cross-actions, cause or causes of action, at law or in equity, costs and expenses, including legal expenses, as well as any other kind or character of claim or action, whether past, present or future, now held, owned or possessed by such party, or which such party may hereafter hold or claim to hold, whether based upon tort, fraud, breach of any duty of fair dealing, breach of confidence, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, usury, breach of contract, breach of common law or statutory right, deceptive trade practices, libel, slander, conspiracy, wrongful acceleration of the Note, actual or attempted wrongful foreclosure on any collateral relating to the Note, or otherwise, known or unknown, arising, directly or indirectly, proximately or remotely, out of any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto, which arise in connection with events which occurred on or prior to the Effective Date, to the fullest and maximum extent permitted by applicable law, but in each case only to the extent permitted by applicable law. Without limiting the generality of the foregoing, this release shall include the following matters: (A) all aspects of this Agreement and the other Loan Documents and the negotiations between and among such party and Lender and the demands and requests by Lender of such party concerning this Agreement and the other Loan Documents, including, but not limited to, the exercise by Lender of its rights, remedies, recourses and benefits under this Agreement or any of the Loan Documents, or at law or in equity. This release is intended to release all liability of any character claimed for damages, of any type or nature, for injunctive or other relief, for attorneys’ fees, interest or any other liability whatsoever, whether statutory, contractual or tort in character, or of any other nature or character, now or henceforth in any way related to any and all matters and dealings of any nature whatsoever asserted or assertable by such party against Lender or any Lender Party which arise in connection with events which occurred on or prior to the Effective Date. Each of the undersigned parties understands and agrees that this is a full, final and complete release and agree that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by such party, or anyone claiming, by, through or under such party in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability and that such party, nor those claiming under such party will ever claim that it is.

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Borrower ratifies, confirms and approves the accuracy of the numbers and sums recited herein and of the outstanding principal balance and accrued and unpaid interest on the Loan, and acknowledges and agrees that Lender has fully performed its duties under the Loan Documents through the date hereof.

This Agreement modifies the Loan Documents, to the extent herein set forth, and in no way acts as a release or relinquishment of the liens and rights securing payment of the Loan, including, without limitation, the lien created by the Deed Of Trust, such liens being hereby renewed, extended, ratified and confirmed by Borrower in all respects, and Borrower acknowledges and agrees that such liens secure the repayment of the Loan.

To the extent that any terms in this Agreement are in conflict with the Note, Deed Of Trust, and/or any other Loan Documents, the terms and conditions set forth in this Agreement shall govern to the extent of such conflict.

Except as expressly provided herein, the execution of this Agreement by Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Loan Documents, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents. Borrower expressly acknowledges and agrees that Lender is relying upon Borrower’s representations and warranties contained herein as a material inducement to Lender modifying the Loan Documents as provided in this Agreement.

Borrower warrants and represents unto Lender that the lien of the Deed Of Trust is and shall remain an enforceable and valid first lien against the Property. Upon recordation of this Agreement or a Memorandum evidencing this Agreement, the same shall merely supplement the terms and conditions of the Note and/or Deed Of Trust, as provided herein, without in any way adversely affecting the priority thereof. In the event that for any reason whatsoever the lien of the Deed Of Trust shall be rendered inferior, junior or subordinate to any other claim, lien, encumbrance or interest to, against or in the Property, save and except as to the matters expressly permitted by the terms and conditions of the Deed Of Trust, then and in such event, at the sole option of Lender, the outstanding and unpaid principal balance, all accrued and unpaid interest and all accrued and unpaid late charges under the Note or any other Indebtedness secured hereby may be accelerated and declared due and payable immediately.

Lender agrees to this Agreement on the condition that the modifications contained herein shall not prejudice any present or future rights, remedies, benefits, or powers belonging to, or accruing to, Lender under the terms of the Note, the Loan Documents and/or the Deed Of Trust. Except as expressly set forth herein, the Note, the Loan Documents and the Deed Of Trust shall remain unaffected, unchanged, and unimpaired by reason of this Agreement.

Borrower shall furnish to Lender, at Borrower’s expense, an endorsement to the mortgagee title policy previously issued in connection with the Loan, assuring that the existing mortgagee title policy is not impaired by the modification described in this Agreement, showing no additional exceptions to title other than those appearing in the original title policy, and showing the Borrower (or the Grantors of the Deed Of Trust, if not Borrower) as record owner of the Property.

Borrower shall pay all costs associated with this Agreement, including without limitation, recording costs, title premiums and Lender’s reasonable and necessary attorney’s fees.

Swap Transactions. Without limiting the generality of any other provisions of the Deed Of Trust, Borrower and Lender agree that the following obligations of Borrower are secured by the Deed Of Trust and constitute “Indebtedness”, as that term is used herein and in the Deed Of Trust: (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender or any Lender Affiliate (as hereinafter defined) arising under or in connection with any Swap Transaction, and (ii) any Swap Related Loss that becomes due and payable in accordance with the terms of the Note. The term “Swap Transaction”, as used herein, means (i) any transaction evidenced by one or more agreements now existing or hereafter entered into between Borrower and Lender and/or any financial institution affiliated with International BancShares Corporation (a “Lender Affiliate”) which is a rate swap, swap option, interest rate option or other financial instrument or interest (including an option with respect to any such transaction), (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or any combination of the foregoing transactions, or (iii) any transaction that is similar to any transaction referred to in clause (i) or (ii) above except that it is between Lender or a Lender Affiliate and any party or entity other than Borrower and it is entered into by Lender or such Lender Affiliate on account of a corresponding Swap Transaction that is described in clause (i) or (ii) above. The occurrence or existence of any default, event of default or other similar condition or event (however described) on the part of Borrower arising under or with respect to any Swap Transaction shall constitute an Event of Default under the Deed Of Trust and this Agreement.

Swap Related Loss. Notwithstanding anything to the contrary contained in the Note or any other Loan Document, during any time that any Swap Transaction is in effect, Borrower shall have no right whatsoever to make any prepayment of all or any part of the principal owing under the Note without Lender’s prior written approval, which Lender may grant or withhold in Lender’s sole and absolute discretion,

For purposes hereof, “prepayment” shall mean any instance wherein the principal under the Note is satisfied in full or in part in advance and/or in excess of scheduled installments in any manner prior to the Final Maturity Date, whether voluntarily or involuntarily. Prepayment shall include, but not be limited to: (i) payment upon or following acceleration of the maturity of the Note by Lender pursuant to any applicable provision of the Note or any of the other Loan Documents, (ii) any payment of principal made prior to the Final Maturity Date pursuant to any demand provisions of the Note, (iii) application of insurance or condemnation proceeds to discharge all or any portion of the outstanding principal of the Note, (iv) payment of principal to Lender by any holder of a subordinate or superior interest in the Collateral, or (v) any payment of principal after the Final Maturity Date is accelerated for any reason permitted under any of the Loan Documents including, without limitation, any acceleration of the Final Maturity Date resulting from any sale or transfer of the Collateral pursuant to foreclosure, sale under power of sale, judicial order or trustee’s sale under the Loan Documents; any payment of principal by sale, transfer or offsetting credit in connection with or under any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, or receivership proceedings under any statute of the United States or any State thereof involving Borrower and/or the Collateral.

In the event of any prepayment during any time that any Swap Transaction is in effect, whether or not approved by Lender, Borrower shall be obligated to pay to Lender upon demand, in addition to all other amounts due and payable to Lender under the Loan Documents at the time of such prepayment, an amount determined by Lender to be the loss, cost and expense incurred by Lender and/or a Lender Affiliate under, related to or arising from such Swap Transaction that is attributable to such prepayment (the “Swap Related Loss”). Lender’s determination of the Swap Related Loss incurred by Lender or a Lender Affiliate shall be conclusive and binding upon Borrower absent manifest error.

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ARBITRATION

BINDING ARBITRATION AGREEMENT

PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

BORROWER, GRANTORS OTHER THAN BORROWER, LENDER AND TRUSTEE AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the “Arbitration Provisions”):

I.	Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a)	Informal Resolution of Customer Concerns. Most customer concerns can be resolved quickly and to the customer’s satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b)	Sending Notice of Dispute. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c)	If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d)	“DISPUTE(S)”. As used herein, the word “DISPUTE(S)” includes any and all controversies or claims between the PARTIES of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the PARTIES, any and all transactions between or involving the PARTIES, and/or any and all aspects of any past or present relationship of the PARTIES, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e)	“CONSUMER DISPUTE” and “BUSINESS DISPUTE”. As used herein, “CONSUMER DISPUTE” means a DISPUTE relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. “BUSINESS DISPUTE” means any DISPUTE that is not a CONSUMER DISPUTE.

(f)	“PARTIES” or “PARTY”. As used in these Arbitration Provisions, the term “PARTIES” or “PARTY” means Borrower, Grantors other than Borrower, Lender, Trustee, and each and all persons and entities signing this Agreement or any other agreements between or among any of the PARTIES as part of this transaction. “PARTIES” or “PARTY” shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Agreement. Throughout these Arbitration Provisions, the term “you” and “your” refer to Borrower and Grantors other than Borrower, and the term “Arbitrator” refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the DISPUTE is arbitrated.

(g)	BINDING ARBITRATION. The PARTIES agree that any DISPUTE between the PARTIES shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either PARTY. BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT (except for matters that may be taken to small claims court for a CONSUMER DISPUTE as provided below).

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(h)	CLASS ACTION WAIVER. The PARTIES agree that (i) no arbitration proceeding hereunder whether a CONSUMER DISPUTE or a BUSINESS DISPUTE shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

(i)	FEDERAL ARBITRATION ACT AND TEXAS LAW. The PARTIES acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. THE PARTIES AGREE THAT TEXAS SUBSTANTIVE LAW WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE, UNLESS EXPRESSLY PROHIBITED BY LAW.

II.	Provisions applicable only to a CONSUMER DISPUTE:

(a)	Any and all CONSUMER DISPUTES shall be resolved by arbitration administered by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the PARTIES that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association’s Consumer Due Process Protocol and due process in predispute arbitration. If a CONSUMER DISPUTE is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any PARTY.

(b)	Instead of proceeding in arbitration, any PARTY hereto may pursue its claim in your local small claims court, if the CONSUMER DISPUTE meets the small claims court’s jurisdictional limits. If the small claims court option is chosen, the PARTY pursuing the claim must contact the small claims court directly. The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.

(c)	For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the CONSUMER DISPUTE prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney’s fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d)	Under the AAA’s Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator’s fees and costs imposed by the administrator of the arbitration. With regard to a CONSUMER DISPUTE for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e)	Although under some laws, the Lender may have a right to an award of attorney’s fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a CONSUMER DISPUTE for a claim of actual damages that does not exceed $75,000.

(f)	To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III.	Provisions applicable only to a BUSINESS DISPUTE:

(a)	Any and all BUSINESS DISPUTES between the PARTIES shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A BUSINESS DISPUTE for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any PARTY. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney’s fees, or upon the written request of any PARTY, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b)	The PARTIES shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The PARTIES need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either PARTY’s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The PARTIES agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

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(c)	Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either PARTY (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d)	The Arbitrator may award attorney’s fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing PARTY. The Arbitrator shall retain jurisdiction over questions of attorney’s fees for fourteen (14) days after entry of the decision.

IV.	General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a)	The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any DISPUTES relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b)	These Arbitration Provisions shall survive any termination, amendment, or expiration of this Agreement, unless all of the PARTIES otherwise expressly agree in writing.

(c)	If a PARTY initiates legal proceedings, the failure of the initiating PARTY to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating PARTY’S right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending PARTY in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending PARTY’S receipt of service of judicial process shall be deemed a waiver of the right of the defending PARTY to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a PARTY in connection with such litigation, the failure of such PARTY to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such PARTY’S receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such PARTY’S right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a PARTY shall not in any event be deemed a waiver of such PARTY’S right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d)	Any PARTY seeking to arbitrate shall serve a written notice of intent to any and all opposing PARTIES after a DISPUTE has arisen. The PARTIES agree a timely written notice of intent to arbitrate by either PARTY pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e)	Any Arbitrator selected shall be knowledgeable in the subject matter of the DISPUTE and be licensed to practice law.

(f)	For a one (1) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the PARTIES exercise all of their respective strikes. For a three (3) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the PARTIES exercise all of their respective strikes. After exercising all of their allotted respective strikes, the PARTIES shall rank those potential arbitrators remaining numerically in order of preference (with “1” designating the most preferred). The AAA shall review the PARTIES rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each PARTY. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g)	The PARTIES and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h)	Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i)	If the AAA is unable for any reason to provide arbitration services, then the PARTIES agree to select another arbitration service provider that has the ability to arbitrate the DISPUTE pursuant to and consistent with these Arbitration Provisions. If the PARTIES are unable to agree on another arbitration service provider, any PARTY may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j)	The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k)	Unless the PARTIES mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender’s address set out in the first paragraph on page 1 hereof.

(l)	If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN YOU AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN BORROWER, GRANTORS OTHER THAN BORROWER, LENDER AND TRUSTEE EACH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

The terms and conditions of this Agreement shall be binding upon and shall inure to the benefits of the parties hereto, their respective heirs, successors and permitted assigns. If Borrower is comprised of more than one individual or entity, then all such individuals and entities shall be jointly and severally liable for all obligations of Borrower hereunder.

NO ORAL AGREEMENTS

(a) THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

(b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Renewal and Extension - IBC Originated (Rev. 8-19)	Page 10 of 11

IN WITNESS WHEREOF, Lender and Borrower have duly executed this Agreement to be effective as of the date set forth above.

BORROWER(S):

Greystone Logistics, Inc.
An Oklahoma Corporation

By:	/s/ Warren F. Kruger
Name:	Warren F. Kruger
Title:	CEO

Address:	1613 East 15th
Tulsa, Oklahoma 74120

Greystone Manufacturing, L.L.C.
An Oklahoma Limited Liability Company

By:	/s/ Warren F, Kruger
Name:	Warren F. Kruger
Title:	Manager

Address:	1613 East 15th Street
Tulsa, Oklahoma 74120

GUARANTOR(S)

/s/ Warren F. Kruger
Warren F. Kruger, Individually

Address:	2200 S Utica Ste 8c
Tulsa, Oklahoma 74114

/s/ Robert B. Rosene, Jr. Individually
Robert B. Rosene, Jr., Individually

Address:	2520 E 45th St
Tulsa, Oklahoma 74105

International Bank of Commerce

By:	/s/ Kenneth Skillman
Name:	Kenneth Skillman
Title:	President

Renewal and Extension - IBC Originated (Rev. 8-19)	Page 11 of 11